Exhibit 99.1

Eric Yeaman

Chief Financial Officer

(408) 907-1642

info@turnstone.com

Web Site: www.turnstone.com

TURNSTONE SYSTEMS ANNOUNCES COURT APPROVAL OF DIGITAL BROADBAND

LITIGATION SETTLEMENT, SETS A LIQUIDATING CASH DISTRIBUTION

TO STOCKHOLDERS OF $0.17 PER SHARE

SANTA CLARA, CA – June 28, 2004 – Turnstone Systems, Inc. (OTC:TSTN) announced today that the United States Bankruptcy Court, District of Delaware, has approved the stipulation of settlement between the Company and the Official Committee of Unsecured Creditors of the Digital Broadband Communications Bankruptcy. Pursuant to the terms of the settlement, the Company will make a payment of $500,000 to the Committee in the second quarter of 2004.

The Company also announced that its board of directors has approved a liquidating cash distribution of $0.17 per common share to stockholders of record on the Company’s final record date, which was December 4, 2003. The Company expects to make the liquidating distribution on or about July 8, 2004. As of March 31, 2004, the Company reported net assets in liquidation of approximately $11.6 million, or $0.18 per share. The Company may make one or more future distributions to its stockholders. The timing and amount of future distributions, if any, is dependent on a number of factors, including the existence of unknown liabilities or claims and unexpected or greater than expected expenses.

As part of the wind-down process, Director John K. Peters will resign from the Company’s board of directors, effective June 30, 2004. Albert Y. Liu, General Counsel, Director of Human Resources and Director, and Eric S. Yeaman, Chief Executive Officer, Chief Financial Officer and Director, will each enter into a consulting agreement with the Company, effective as of July 1, 2004, to continue ongoing management of the Company’s liquidation.

About Turnstone Systems

Turnstone is based in Santa Clara, California. For more information about Turnstone, visit www.turnstone.com, email info@turnstone.com or phone the toll-free number 877-8-COPPER.

Safe Harbor For Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning the proposed liquidating distribution, future liquidating distributions, director resignation and ongoing management of the Company’s liquidation are forward-looking statements within the meaning of the Safe Harbor. These statements are based on management’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially. Factors that could cause actual results to differ materially from those described herein include, without limitation, the following: our board of directors could elect to postpone the announced liquidating distribution for any reason; the precise nature, amount and timing of any distributions to stockholders will depend on and could be delayed by, among other things, sales of our assets, claim settlements with creditors, resolution of outstanding litigation matters and unexpected or greater than expected expenses; our stockholders could be liable to our creditors up to the amount of any liquidating distributions received in the event we fail to create an adequate contingency reserve to satisfy all creditors’ claims against us; our board may decide at any time to turn over management of our ongoing liquidation to a third party trustee or management firm. Further information on potential risk factors that could affect Turnstone, its business and its financial results are detailed in the our periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Overview,” pages 15 to 16, and “Risk Factors,” pages 20 to 24, in our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004 filed with the Securities and Exchange Commission on May 10, 2004. We undertake no obligation to release publicly any revisions to any forward-looking statements contained herein to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.